Exhibit 99.1

September 12, 2025

Dear Fellow Shareholders,

I am writing to provide a straightforward update on what Health Discovery Corporation (“HDC”, or the “Company”) has been working on and how we are positioning the Company moving forward.

In the near-term, our top priorities are protecting the value of our intellectual property (“IP”) and restoring our reporting with the Securities Exchange Commission (“SEC”) so our shares can again trade on a recognized U.S. over-the-counter (OTC) marketplace.

Intellectual Property Protection

Over the past year, we believe that we have identified potential infringement of certain HDC intellectual property, including U.S. Patent No. 10,402,685 (the “’685 Patent”). While this patent expired in June of 2025, an infringing party may be liable for damages for a six-year lookback period. Guided by outside counsel, we are pursuing protection and enforcement to the fullest, which may include formal notices, licensing discussions, and, if warranted, litigation. To avoid prejudicing any potential lawsuit, we are keeping the identity of the counterparty and our legal strategy confidential at this time; however, we are preserving evidence, continuing technical claim analyses, and evaluating remedies and venues consistent with counsel’s advice.

While we believe our claims have merit, we cannot guarantee success in any enforcement action. Outcomes of controversies of this nature are inherently uncertain and depend on a variety of factors, including facts, law, venue, timing, counterclaims and resources.

Financials, Audit & Reporting Readiness

With the objective of becoming current in our reporting with the SEC, we have engaged a bookkeeping provider and an independent registered public accounting firm to help bring our financials current and align our reporting with requirements under federal securities laws.

Once this effort is completed, we plan to once again list our shares for trading on a recognized U.S. OTC marketplace. This would entail identifying an exchange for which we are eligible (as the historic OTC Bulletin Board on which we previously traded was discontinued), submitting an application and undergoing a review and approval process. We cannot guarantee that HDC will be listed on an OTC marketplace in the future.

Leadership & Governance

Our Board of Directors believes that it is in the best interest of HDC and our shareholders to maintain continuity in leadership as we strive to accomplish the objectives discussed above. Accordingly, the Board has approved an extension of the Chief Executive Officer’s employment agreement, subject to definitive documentation. The employment agreement will not guarantee continued service and will include, among other terms, customary termination provisions.

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Key Risk Factors

Below is a discussion of material risk factors, which is limited to the matters discussed in this letter. This should not be construed as an exhaustive list of risks that may affect our business. The following issues, uncertainty and risks, among others, should be taken into account in evaluating our business and outlook.

•	Limited Disclosures: HDC is not current on its SEC reporting obligations, and as a result, limited information about our business and financial condition is available to shareholders.
•	IP Protection: Our efforts in pursing IP infringement claims in relation to the ‘685 Patent may be unsuccessful. Regardless of outcome, IP litigation can be very costly and may exceed our resources or any award, in the event of a favorable outcome. In addition, if we are unsuccessful in protecting the ‘685 Patent, we may not be able to commercialize it (or the value of commercialization may be limited) in the future.
•	Financing and Liquidity: We have limited cash on hand, and additional capital may be required to fund operations, audits, SEC reporting requirements and IP enforcement actions. Required capital may not be available on acceptable terms.
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OTC Trading: An application by HDC to an OTC market may not be accepted. Even if we are listed, our securities could be thinly traded and volatile. In addition, our ability to apply for listing on an OTC market is dependent on the satisfactory completion of audited financial statements, requisite disclosures, establishment of internal controls and other compliance matters; all of which could prevent or delay our listing.

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Operational Limitations: We are a small company that is dependent on a limited team and third-party providers. Changes or transitions in personnel or third-party providers could adversely impact timelines and outcomes.

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External Factors: Our future results may be affected by a number of external factors over which we have little or no control, including, without limitation, macroeconomic, legal, regulatory and market factors.

Forward-Looking Statements

Please be advised that this letter contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for our future operations. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks (including those discussed herein and in our public filings), uncertainties and other factors, any of which may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made, and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Our team at HDC is focused on doing the hard, necessary work to accomplish these objectives. We will communicate material developments through appropriate channels as they become available. We thank you for your continued support.

Sincerely,

Alan K. Hauser
Chief Executive Officer

Health Discovery Corporation

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